Exhibit 10.2
                              Acquisition Agreement
                             Reliance Technologies

                         PLAN AND AGREEMENT OF PURCHASE

This plan and agreement of purchase (Plan) has been adopted as a reorganization under Section 368(b) of the Internal Revenue Code and entered into in Dallas, Texas, this fifth day of March, 1999, between CBQ, Inc., a Colorado corporation referred to in this Agreement as either the Purchaser or CBQ, and Reliance Technologies, Inc., a Texas corporation, and the shareholders of Reliance Technologies, Inc., all of whom are sometimes collectively referred to in this Agreement as the Shareholders.

CBQ will acquire (at the Closing) from the Shareholders 100% of the issued and outstanding capital stock of Reliance Technologies, Inc. in exchange for shares of voting stock of CBQ. Under this Plan, Reliance Technologies, Inc. will become a subsidiary of CBQ.


                                    ARTICLE I
                        EXCHANGE OF VOTING CAPITAL STOCK

1.01. Transfer and Delivery of Reliance Technologies, Inc. Shares. At the closing Shareholders will transfer and deliver to CBQ certificates evidencing 100% of the issued and outstanding Capital stock of Reliance Technologies, Inc. duly endorsed in blank so as to effect transfer by delivery.

1.02. Issuance and Delivery of CBQ Shares. In exchange for the transfer by Shareholders to CBQ of 100% of the issued and outstanding Reliance Technologies, Inc. capital shares hereunder, CBQ will forthwith cause to be issued and delivered to the Shareholders 1,000,000 restricted common shares of CBQ (Collectively, the CBQ Shares).

1.03. CBQ will establish at closing The Reliance  Technology  Stock Option Plan,
Exhibit 4 to this Agreement, and will contribute 100,000 shares to this Incentive Stock Option Plan for key employees of Reliance Technologies, Inc.

1.04. CBQ will fund or will have funded the Business Plan of Reliance Technology, Inc., in the cumulative amount of $250,000, within twelve (12) months of the Closing Date. Funded will mean that CBQ has arranged equity financing from any source. It may involve equipment or services provided by outside suppliers.

1.05. Right of Recission. Should CBQ not fund or arrange funding as described in
1.04 above, then Reliance Technologies, Inc. reserves the right to rescind this Agreement in its entirety. If rescinded, all CBQ Shares issued in 1.02 above shall be transferred and delivered to CBQ; the certificates duly endorsed in blank so as to effect transfer by delivery. Any rights, including shares issued from those rights, granted under the Reliance Technology Stock Option Plan in
1.03 above shall be immediately void and of no effect. In addition, all monies funded under 1.04 above are due and payable to CBQ. This Right of Recission will expire Midnight twelve (12) months from the Date of Closing.

1.04. Closing Date. The Closing Date will be March 15, 1999 at 10:00 AM at the offices of CBQ in Dallas, Texas unless otherwise determined by Mutual agreement.


                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND ACQUIRED
                                  CORPORATION

2.01. Organization and Standing. Reliance Technologies, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Texas, with all Corporate powers necessary to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of Reliance Technologies, Inc. delivered to Purchaser herewith are complete and accurate as of the Closing Date.

2.02. Balance Sheet. A balance sheet and related statements of operations, cash flows and equity of Reliance Technologies, Inc. dated as of and for the three year or lesser period, if inception occurred within three years, ended December 31, 1998, shall forthwith be delivered to CBQ. Reliance Technologies, Inc. shall cause these financial statements to be (a) audited in accordance with Generally Accepted Auditing Standards, (b) prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis fairly presenting the financial position of Reliance Technologies, Inc. and (c) prepared to as to comply with Regulation S X and the time periods set forth in Form 8 KSB, that being within 75 days after the Closing Date. Reliance Technologies, Inc. shall also deliver to CBQ within the aforesaid 75 day period any other audited and/or unaudited financial statements required under Regulation S X, Form 8 KSB or otherwise by applicable securities laws. (The foregoing audited and unaudited financial statements are collectively referred to herein as the Balance Sheet.)

2.03. Capitalization. Reliance Technologies, Inc. has an outstanding capitalization, which is all in the hands of the Shareholders, all of which has been fully paid for and is non assessable. There are no outstanding subscriptions, options, contracts, commitments or demands relating to the capital stock of Reliance Technologies, Inc. or any other agreements of any character under which Reliance Technologies, Inc. or the Shareholders would be obligated to issue or purchase shares of Reliance Technologies, Inc. capital stock, except as described and disclosed on Exhibit 1 to this Agreement.

2.04. Title to Assets. Reliance Technologies, Inc. has good and marketable title to all of its assets, all as set forth in the Balance Sheet, none of which are subject to any mortgage, pledge, lien, charge, security interest, encumbrance or restriction whatsoever except those that: (a) are disclosed on the Balance Sheet and/or the footnotes thereto or (b) do not materially and adversely affect the value of the asset. Further, the assets of Reliance Technologies, Inc. are in good condition and repair.

2.05. Schedule of Assets. Reliance Technologies, Inc. shall forthwith deliver to Purchaser a schedule of assets containing, as of the Closing Date, a true and complete: (a) description of all software licensing and sublicensing agreements in favor of or made by Reliance Technologies, Inc.; (b) description of any real property in which Reliance Technologies, Inc. has a leasehold interest; (c) list of all capitalized equipment of Reliance Technologies, Inc. that sets forth any liens, claims, encumbrances, charges, restrictions, covenants and conditions concerning the listed items; (d) list of all machinery, tools, and equipment in which Reliance Technologies, Inc. has a leasehold interest, with a description of each interest; (e) list of all patents, patent licenses, trademarks, trademark registrations, trade names, copyrights and copyright registrations owned by Reliance Technologies, Inc.; and (f) list of all interests in subsidiaries and/or joint ventures.

2.06.  Liabilities.   Except  as  set  forth  in  the  Balance  Sheet,  Reliance
Technologies, Inc. presently has no outstanding indebtedness other than liabilities incurred in the ordinary course of business. Reliance Technologies, Inc. is not in default with respect to any terms or conditions of any indebtedness. Further, Reliance Technologies, Inc. has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against Reliance Technologies, Inc..

2.07. Litigation. Reliance Technologies, Inc. is not a party to, nor has it been threatened with, any litigation or governmental proceeding that, if decided adversely to it, would have a material and adverse effect on its operations or business, or on the financial condition, net worth, prospects or business of Reliance Technologies, Inc. To the best of the Reliance Technologies, Inc.'s knowledge, it is not aware of any facts that might result in any action, suit or other proceeding that would result in any material and adverse change in the business or financial condition of Reliance Technologies, Inc.

2.08. Compliance with Law and Instruments. The business and operations of Reliance Technologies, Inc. are not infringing on or otherwise acting adversely to any copyrights, trademark rights, patent rights or licenses owned by any other person, and there is not any pending claim or threatened action with respect to such rights. Reliance Technologies, Inc. is not obligated to make any payments in the form of royalties, fees or otherwise to any owner of any patent, trademark, trade name or copyright, except as set forth on Exhibit 2.

2.09. Contractual Obligations. Reliance Technologies, Inc. is not a party to or bound by any written or oral: (a) contract not made in the ordinary course of business, (b) bonus, pension, profit sharing, retirement, stock option, hospitalization, group insurance or similar plan providing employee benefits other than in the ordinary course of business, except as disclosed on Exhibit 3 to this Agreement, (c) any real or personal property lease other than in the ordinary course of business or (d) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt or any other agreement subjecting any of the assets or properties of Reliance Technologies, Inc. to a lien or encumbrance. Reliance Technologies, Inc. has performed all obligations required to be performed by it under any of the contracts and leases to which it is a party as of the Closing Date and is not in material breach under any of the contracts, leases or other arrangements by which it is bound. None of the parties with whom Reliance Technologies, Inc. has contractual arrangements are in default of their obligations.

2.10. Changes in Compensation. Since the date of the Balance sheet, Reliance Technologies, Inc. has not granted any general pay increase to employees or changed the rate of compensation, commission or bonus payable to any officer, employee, director, gent or stockholder, other than in the normal course of business.

2.11. Records. All of the account books, minute books, stock certificate books and stock transfer ledgers of Reliance Technologies, Inc. are current and accurate.

2.12. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of Reliance Technologies, Inc. and the Shareholders in accordance with its terms. No provision of the articles of incorporation, bylaws, minutes, share certificates or contracts prevents Reliance Technologies, Inc. and/or the Shareholders from delivering the Reliance Technologies, Inc. shares to CBQ in the manner contemplated under the Plan.

2.13. Taxes. Reliance Technologies, Inc. has filed all income tax returns and, in each jurisdiction where qualified or incorporated, all income tax and franchise tax returns that are required to be filed. Reliance Technologies, Inc. has paid all taxes as shown on the returns as have become due, and has paid all assessments received that have become due.

2.14. Brokers. All negotiations on the part of Reliance Technologies, Inc. and the Shareholders related to the Plan have been accomplished solely by Reliance Technologies, Inc. and the Shareholders without the assistance of any person employed as a broker or finder. Reliance Technologies, Inc. and the Shareholders have done nothing to give rise to any valid claims for a broker's commission, finder's fee or any similar charge.

2.15. Full Disclosure. As of the Closing Date, Reliance Technologies, Inc. and the Shareholders have disclosed all events, conditions and facts materially affecting the business and prospects of Reliance Technologies, Inc. The Shareholders and Reliance Technologies, Inc. have not withheld knowledge of any event, condition or fact that they have reasonable grounds to know may materially affect the business and prospects of Reliance Technologies, Inc. None of the representations and warranties made by the Shareholders or Reliance Technologies, Inc. in this Agreement or in any instrument, writing or other document furnished to CBQ contains any untrue statement of a material fact, or fails to state a material fact.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.01. Organization and Standing. CBQ is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with all corporate powers necessary to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of CBQ delivered to the Shareholders and Reliance Technologies, Inc. herewith are complete and accurate as of the Closing Date.

3.02.  Subsidiaries.  CBQ has subsidiaries.

3.03. Capitalization. CBQ has an authorized capitalization consisting of 500,000,000 common shares, $.0001 par value per share, and 100,000,000 preferred shares, $.001 par value per share. As of the Closing Date, the number of common shares and preferred shares outstanding is as set forth in the Form 8K A as of February 2, 1999; all of which issued and outstanding shares are fully paid for and non assessable. CBQ has granted and registered 280,000 S 8 options; and granted, subject to vesting, 300,000 options to outside parties at an option price of closing market bid price or greater.

3.04. Due Delivery. The CBQ Shares issued to the Shareholders have been validly authorized and issued and are fully paid for and non assessable. No CBQ shareholder has any preemptive right of subscription or purchase with respect to these shares.

3.05. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of CBQ in accordance with its terms. No provision of the articles of incorporation, bylaws, minutes, share certificates or contracts prevents CBQ from delivering the CBQ shares in the manner contemplated under the Plan.

3.06. Brokers. All negotiations on the part of CBQ related to the Plan have been accomplished solely by CBQ without the assistance of any person employed as a broker or finder. CBQ has done nothing to give rise to any valid claims for a broker's commission, finder's fee or any similar charge.

3.07. Full Disclosure. As of the Closing Date, CBQ has disclosed all events, conditions and facts materially affecting the business and prospects of CBQ, and CBQ has not withheld knowledge of any event condition or fact that it has reasonable grounds to know may materially affect the business and prospects of CBQ. None of the representations and warranties made by CBQ in this Agreement or in any instrument, writing or other document furnished to the Shareholders or Reliance Technologies, Inc. contains any untrue statement of a material fact, or fails to state a material fact.

                                   ARTICLE IV
                      SURVIVAL OF WARRANTIES AND WARRANTIES

4.01. Nature and Survival of Representations and Warranties. All statements of fact contained in this Agreement or in any memorandum, certificate, letter, document or other instrument delivered by or on behalf of any of the parties hereto to any other party pursuant to this Agreement shall be deemed representations and warranties made by the delivering party to the other parties under this Agreement. The covenants, representations and warranties of the parties shall survive the Closing Date for a period of one year, and then they shall lapse and be of no further effect.

4.02. Expenses. The parties to this Agreement shall pay their own expenses incurred hereunder and in regards of the transactions contemplated hereby, including, but not limited to, all fees and expenses of their respective counsel and accountants.


                                    ARTICLE V
                         COMPLIANCE WITH SECURITIES LAWS

5.01. Acknowledgments of the Shareholders. The Shareholders acknowledge, understand and agree that: (a) The certificates representing the CBQ Shares will each bear a legend restricting transfer in accordance with the exemptions from registration under the Securities Act of 1933, as amended, which CBQ has relied upon in the issuance of the CBQ Shares. (b) The CBQ Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state law (collectively, the Securities Act). (C) The CBQ Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act of 1933 or 1934. (d) The legal consequences of the foregoing mean that the Shareholders must bear the economic risk of the investment in the CBQ Shares for the requisite period of time. (e) No federal or state agency has made any finding or determination as to the fairness of an investment in CBQ, or any recommendation or endorsement of this investment.

5.02. Further Representations and Warranties of Shareholders. Shareholders each individually represent and warrant to CBQ as follows: (a) I have the financial ability to bear the economic risks of my investment, have adequate means of providing for my current needs and personal contingencies, and have no need for liquidity in this investment; and, further, I have evaluated the high risks of investing in CBQ and have such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that I am capable of evaluating the merits and risks of an investment in the CBQ Shares. (b) I have been given the opportunity to ask questions of and receive answers from CBQ concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information I desired in order to evaluate my investment, and in evaluating the suitability of this investment I have not relied upon any representation or other information (whether oral or written), other than that furnished to me by CBQ or its representatives; further, I have had the opportunity to discuss with my professional, legal, tax and financial advisers the suitability of an investment in the CBQ Shares for my particular tax and financial situation; and, further, in making the decision to purchase the CBQ Shares, I have relied solely upon independent investigations made by me or on my behalf. (C) I am acquiring the CBQ Shares solely for my own personal account, for investment purposes only, and am not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalization thereof.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.01. Amendments. This Agreement may be amended or modified at any time, but only by an instrument in writing executed by Reliance Technologies, Inc., CBQ and each of the individual Shareholders.

6.02. Waiver. The Shareholders of Reliance Technologies, Inc. and/or CBQ may, in writing, (a) extend the time for performance of any of the obligations of any other party to this Agreement, (b) waive any inaccuracies or misrepresentations contained in this Agreement or in any document delivered pursuant to this Agreement by any other party and/or (C) waive compliance with any of the covenants, or performance of any obligations, contained in this Agreement by any other party.

6.03. Assignment. (a) Neither this Agreement nor any right created hereby shall be assignable by any party without the prior written consent of the other parties, except by the laws of succession. (b) This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies under this Agreement.

6.04. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, or to the party individually when deposited in the U.S. Mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, or when delivered via facsimile; provided, however, that the communication is addressed as follows:

in case of Reliance Technologies, Inc. and the Shareholders:

4851 Keller Spring Road
Suite 228
Addison, TX  75001; (972) 381 1353;  and

in case of CBQ:

4851 Keller Springs Rd.
Suite. 213
Addison, Texas 75001; (972) 732 1100

6.05. Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.06. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. It may be executed in any number of counterparts, but the aggregate of such counterparts constitute only one and the same instrument.

6.07. Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

6.08. Controlling Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Texas, and venue for any lawsuit shall be in Dallas County, Texas.

6.09. Attorney's Fees. If any action at law or in equity, including any action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

6.10. Specific Performance. The parties declare that it is impossible to measure in money the damages that will accrue to a party or its successors as a result of any other parties' failure to perform any of the obligations under this Agreement; therefore, if a party or its successor institutes any action or proceeding to enforce the provisions of this Agreement, any party opposing such action or proceeding agrees that specific performance may be sought and obtained for any breach of this Agreement.

6.11. Arbitration. Any dispute relating to the interpretation or performance of this Agreement shall be resolved at the request of either party through binding arbitration. Arbitration shall be conducted in Dallas, Texas in accordance with the then existing rules of the American Arbitration Association. Judgment upon any award by the arbitrators may be entered by any state or federal court having jurisdiction. It is the intent of the parties to this Agreement that to arbitrate be irrevocable.

Purchaser: CBQ, Inc.:

By: /s/ Michael L. Sheriff
   Michael L. Sheriff, CEO

Acquired Corporation: Reliance Technologies, Inc.

By: /s/ Authorized Representative

Name:

Title:

Shareholders or Shareholder Agent:

By: /s/ Authorized Rep.        By: /s/ Authorized Rep.
   Shareholder                    Shareholder

By: /s/ Authorized Rep.        By: /s/ Authorized Rep.

                                    Exhibit 1

Subscriptions, Options, Contracts, Commitments or Demands relating to the Capital Stock of Reliance Technologies, Inc.

Acquired Corporation: Reliance Technologies, Inc.

By: /s/ Authorized Rep.



                                    Exhibit 2

Payments in the form of Royalties, Fees or otherwise to any owner of any Patent, Trademark, Trade Name or Copyright


Acquired Corporation: Reliance Technologies, Inc.

By: /s/ Authorized Rep.



                                    EXHIBIT 3

Bonus, Pension, Profit Sharing, Retirement, Stock Option Plans


Acquired Corporation: Reliance Technologies, Inc.

By: /s/ Authorized Rep.

                                    Exhibit 4

The Reliance Technology Stock Option Plan


Memorandum
To:  (Name of Employee)
From:  Reliance Technologies, Inc., subsidiary of CBQ, Inc.
Date:  (Month, Day, Year)
Subject:  Incentive Stock Option Plan and Agreement

I am pleased to inform you that the Board of Directors of CBQ, Inc., through its Executive Committee, has granted to you certain incentive stock options under CBQ Inc.'s Reliance Technology 1999 Incentive Stock Option Plan (the Plan), subject to your execution and return of both copies of the enclosed Stock Option Agreement (the Option Agreement).

A total of 100,000 shares of common stock of CBQ, Inc. (the Company) have been reserved for issuance under the Plan to key employee's of the Company. The Company is authorized to issue 500,000,000 shares of common stock.

The options granted to you are to purchase shares of the Company's common stock at the price of $ per share. The date of grant of these options is the date of this notice, and it is the determination of the Executive Committee that on this date the fair market value of the Company's common stock is $ per share. Beginning 13 months from the date of this notice, the options will vest at a rate of one fifth (1/5) per year and will be fully vested five years from the date of this notice.

Enclosed is a copy of the Plan and two copies of the Option Agreement. These documents govern the options granted to you, and you are advised to carefully review all the provisions of both documents. After you have reviewed the documents, you may speak with Michael Sheriff, the Company's CEO or Greg Allen, President of RelianceTechnologies, Inc., to discuss any questions or comments you may have. If the Plan and the Option Agreement are in order, please sign both copies of the Option Agreement and return them to the Company. The Company will then sign both copies and return one fully executed copy to you for your records.

Your options are in all respects limited and conditioned as provided in the Plan and the Option Agreement. At the time or times when you wish to exercise your options, in whole or in part, please refer to the provisions of the Plan and the Option Agreement dealing with methods and formalities of exercise of your options.

Ten of the most frequently asked questions regarding Incentive Stock Option Plans are asked and answered below:

1. What is an incentive stock option? An incentive stock option ("ISO") is the grant by a corporation to an employee of a right to purchase shares of the corporation's stock over a period of time at a price that is fixed at the time the ISO is granted.

2. Who may be granted an ISO? Only an employee of the Company or certain related companies may be granted an ISO.

3. How is the purchase price of an ISO determined? The purchase price of an ISO is the fair market value of a share of the Company's stock at the time the ISO is granted. Because the Company is a closely held corporation with no resale market for its shares, determination of fair market value will be made by the Company's Board of Directors. Whatever the fair market value is at the time the ISO is granted will be the purchase price for all shares subject to the ISO over the entire period during which the employee may exercise the ISO.

4. What are the benefits of an ISO? An ISO gives an employee the opportunity to share in the appreciation in the value of the Company's stock. For example, assume that the Company grants an ISO to an employee on July 1, 1995 to purchase 1000 shares of its common stock over a period of five years in annual installments of 200 shares per year beginning on July 1, 1996. If at the time of the grant the fair market value of the Company's stock is $10 per share, and at the end of year one the fair market value of the Company's stock is $20 per share, the employee would purchase stock worth $4,000 for $2,000 under the Plan.

5. What are the tax consequences of an ISO? An employee does not recognize taxable income at the time the ISO is granted to him. Neither does he recognize taxable income at the time the ISO is exercised, unless he fails to hold the shares purchased pursuant to the ISO for the statutorily prescribed ISO holding period, that is the later of two years from the date the ISO is granted or one year from the date that the shares are transferred to the employee. Provided that the employee holds the shares for the minimum holding period, he generally will only recognize taxable income upon the sale of the stock, that will be based on the difference between his basis (the price he paid for the stock) and his sale price. This amount will be taxed as capital gains income.

6. How is an ISO exercised? Each employee who is granted an ISO will receive a copy of the Plan and must sign a Stock Option Agreement ("Option Agreement"). The Plan contains the general terms and conditions governing the grant and exercise of ISOs, while the Option Agreement will govern the specifics of each employee's ISOs, including the vesting schedule. Under the Plan and the Option Agreement an employee who elects to exercise his vested ISOs must notify the Company in writing of his election, specify the number of shares he wishes to purchase, sign and submit to the Company an Investor Representation Letter (a copy of which is attached to each Option Agreement) and pay the entire purchase price for the shares with respect to which the ISOs are being exercised.

7. What if an ISO is not exercised at the time it vests? Each employee's Option Agreement will contain a vesting schedule that specifies: (1) the period of time over which the ISOs vest; (2) the number of shares with respect to which the ISOs vest each year; (3) the time in which the employee must elect to exercise those ISOs that have vested; and (4) whether or not vested but unexercised ISOs may be exercised by the employee at a later date. It is the Company's present intention to require employees to exercise vested ISOs within three months after they vest.

8. What if an employee's employment is terminated or if he dies or becomes disabled? If an employee's employment with the Company is terminated, he may at any time within one month after such termination exercise only those ISO's that he could have exercised as of his last day of employment. If any employee's employment is terminated because of death or disability, the one month period is extended to six months.

9. May an ISO be transferred by an employee to someone else? It is the Company present intention to prohibit any transfer other than a transfer to a deceased employee's estate or heirs upon his death, in that case the estate or heirs would have six months after the employee's death to exercise those ISO's that he could have exercised as of his date of death.

10. Will all Option Agreements be identical? No.


                     Incentive Stock Option Plan Agreement
                     Incentive Stock Option Plan of Reliance
           Technologies, Inc., a Wholly owned Subsidiary of CBQ, Inc.

                        Adopted as of (Month, Day, Year)

1. Purpose of the Plan. The purpose of the Reliance Technology 1999 Incentive Stock Option Plan (the Plan) is to encourage and enable selected employees of Reliance Technologies, Inc., a subsidiary corporation (the Subsidiary), to acquire or expand a proprietary interest in CBQ, Inc., the parent corporation (the Company). Subsidiary corporation and parent corporation are those terms as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the
Code). To accomplish this objective, the Plan provides a means whereby eligible employees may receive stock options that qualify as "incentive stock options" under Section 422A of the Internal Revenue Code as added by the Economic Recovery Tax Act of 1981 and as it may be amended from time to time (Section
422A).

2. Eligible Employees. Key employees, including officers and directors who are employees of the Subsidiary are eligible to receive an option or options under the Plan.

3. Stock Subject to the Plan. An aggregate of 100,000 authorized but unissued, or treasury, shares of the common stock of the Company, or such number and class of securities as adjusted to give effect to the anti dilution provisions contained in Paragraph 6.2 hereof, may be sold upon the exercise of options granted under the Plan. In the event that any option outstanding under the Plan expires, or is terminated for any reason, unexercised in whole or in part, prior to the end of the period during which options may be granted under the Plan, the shares of stock allocable to the unexercised portion of such option may again be subjected to option under the Plan.

4. Administration. The Plan shall be administered by the Executive Committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall consist of one (1) officer or director from the Company and two
(2) officers or directors from the Subsidiary. Subject to the general purposes, terms and conditions of the Plan, the Committee shall have full power to implement and carry out the Plan in all ways permissible under the applicable provisions of the Code, including, but not limited to, the following: (1) to construe and interpret the Plan; (2) to prescribe, amend and rescind rules and regulations relating to the Plan; and (3) to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall determine which employees should be granted options under the Plan, the number of shares of stock covered by each option, and the terms and conditions of each option.

5. Granting of Options. Options shall be granted within 10 years from the effective date of the Plan. Each option shall be evidenced by a written Stock Option Agreement executed by the Company and the employee to whom such option is granted. An option shall be deemed to have been granted only when the Stock Option Agreement has been duly executed by the Company and the employee to whom such option is granted has been notified of the granting of the option.

6. Terms and Conditions of Options. Each option shall be subject to the following terms and conditions:

6.1 Option Price. The option price, that shall be approved by the Committee, shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the Company's common stock at the time the option is granted. If an employee owns more than 10% of the outstanding stock of the Company, the option price shall be at least 110% of the fair market value of the stock. The fair market value for the purposes of the Plan shall be determined by the Committee in accordance with reasonable criteria that do not conflict with the applicable provisions of the Code.

6.2 Adjustments. In the event that the common stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, or in the event that the outstanding number of shares of common stock of the Company is increased through payment of a stock dividend, appropriate proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan, and the number and class of shares of stock subject to any option outstanding under the Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made by the Committee, whose determination shall be conclusive. If there is any other change in the number or kind of the outstanding shares of common stock of the Company, or of any other security into which such stock shall have been changed or for which it shall have been exchanged, and if the Committee, in its sole discretion, determines that such change equitably requires any adjustment in the options then outstanding under the Plan, such adjustment shall be made in accordance with the determination of the Committee. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its common stock or securities convertible into or exchangeable for shares of its common stock. All adjustments shall be made in such a manner that each option which is adjusted will continue to qualify under
Section 422A as an incentive stock option.

6.3 Other Rights in Event of Certain Reorganizations. New option rights may be substituted for the option rights granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved, in such a manner that will allow the then outstanding options to continue to qualify as incentive stock options under Section 422A and to the full extent permitted thereby. Despite the foregoing provisions of this Section 6(3), in the event such employer corporation, or parent or subsidiary of such employer corporation, refuses to substitute new option rights for, and substantially equivalent to, the option rights granted under this Agreement, or to assume the option rights granted under this Agreement, as permitted by the Code, the option rights granted under this Agreement shall terminate and thereupon become null and void: (1) upon the reorganization, dissolution or liquidation of the Company, or similar occurrence; or (2) upon any merger, consolidation, acquisition or separation, or similar occurrence, if the Company is not the surviving corporation; provided, however, that each optionee shall have the right, immediately prior to or concurrently with such reorganization, dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and upon at least 10 days' written notice thereof, to exercise any unexpired option rights granted hereunder to the extent such option rights are exercisable at the time of mailing of such notice, but in any event subject to the time limitations for exercise of options provided in the Code.

In the event that the Committee, in its sole discretion, determines that it is desirable to offer its shares to the public pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or pursuant to an exemption under such Act, the Secretary of the Company shall notify all optionees affected of such determination in writing. In that event, all outstanding options shall become null and void 30 days after such notice is mailed, but each affected optionee shall, during such 30 day period, have the right to exercise any unexpired option rights granted under this Agreement to the extent such option rights are exercisable at the time of mailing of such notice, but in any event subject to the time limitations for exercise of options provided in the Code.

6.4 Option Exercise Period. Each option granted under the Plan shall become exercisable on a date or in installments, and shall expire on a date, determined by the Committee, but in no event shall an option expire later than 10 years from the date such option is granted, and in the case of an employee who owns more than 10% of the outstanding stock of the Company, in no event shall an option expire later than five (5) years from the date such option is granted.

6.5 Nonassignability of Option Rights. No option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, his or her option shall be exercisable only by him or her.

6.6 Other Provisions. Each option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee, and shall include such provisions and conditions as are necessary to qualify the option under Section 422A as an incentive stock option.

7. Amendment, Suspension, or Termination of the Plan. The Committee may at any time amend, suspend, or terminate the Plan. However, the Committee may not, without approval of the holders of a majority of the combined issued and outstanding voting shares of the Company, increase the aggregate number of shares of stock subject to the Plan (except as provided in Section 6.2 of this Agreement), and neither the amendment, suspension, nor termination of the Plan shall, without the consent of the optionee, alter or impair any rights or obligations under any option granted under the Plan (except as provided in Section 6.2 or Section 6.3 in this Agreement). No option may be granted during any period of suspension or after termination of the Plan.

8. Action by Executive Committee. Any and all action authorized or required under Sections 1 through 7 of the Plan to be taken by the Committee may be taken by the Executive Committee of the Board of Directors of the Company if there be one and if the Board of Directors of the Company has duly delegated its authority to the Executive Committee to take such action.

9. Limit on Stock Subject to Options. Options shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit such person to first exercise options, in any calendar year, for the purchase of shares having a fair market value in excess of ($500,000) (determined at the time of the grant of the options).

10. Non Exclusivity of Plan. Neither the adoption of the Plan by the Board of Directors of the Company, the submission of the Plan to the shareholders of the Company for their approval, nor any provision of the Plan shall be construed as creating any limitation on the power of the Board of Directors of the Company to adopt additional compensation arrangements from time to time as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11. Effective Date of the Plan. The effective date of this Plan is . On this date the approval of both the shareholders and the Committee of directors of the Company was duly obtained. Options may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.

Stock Option Agreement

Options granted under the Reliance Technology 1999 Incentive Stock Option Plan.

This Stock Option Agreement (Agreement) is entered into as of _____________ between _________________ , a Texas Resident, residing at ___________________
(Employee) and CBQ, Inc., a Colorado Corporation with its principal place of business at 4851 Keller Springs Road, Suite 213, Addison, TX 75001 (Company).

General

On ______________ , the Company adopted an incentive stock option plan designated as the Reliance Technology 1999 Incentive Stock Option Plan (the
Plan),  pursuant to the options that qualify as "incentive  stock options" under
Section 422A of the Internal Revenue Code (the Code) as added by the Economic Recovery Act of 1981 and as it may be amended from time to time (Section 422A) may be granted to selected key employees of the Company or any of its affiliates.

On the date of this Agreement the Employee is a bona fide employee of the Company or one of its affiliates, as defined in the Plan.

The Executive Committee (the Committee) regards the Employee as a key employee, as contemplated by the Plan, has determined that it would be to the advantage and interest of the Company and its shareholders to grant to the Employee the option rights provided for within this Agreement as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service, and has instructed the Company's officers to issue such option rights as provided in the Plan.

The Executive Committee has approved of the granting to the Employee of the option rights evidenced by this Agreement.

In consideration for the mutual promises, covenants, and Agreements made below, the parties, intending to be legally bound, agree as follows:


                                    Agreement

1. Grant of Option Rights. Subject to the Employee's continued employment, as provided in this Agreement, the Company hereby grants to the Employee the option rights specified below (the "Option Rights"):

1.1 The number of shares of the Company's stock that are subject to the Option Rights is shares of the Company's common stock (the Shares).

1.2 The option exercise price, which is not less than the fair market value of the Shares as of the date hereof, and in the case of an Employee who owns 10% or more of the Company's stock, not less than 110% of the fair market value of the Shares as of the date of this Agreement, is $ per Share.

1.3 The Option Rights may be exercised during the time periods, and as to the number of Shares with respect to when the Option is exercisable during each such time period, as follows:

1.3.1 Option Rights for up to 20% of the Shares may be exercised at any time or times, from and including the date that is 12 months from the date hereof to and including the Expiration Date;

1.3.2 Option Rights for up to an additional 20% of the Shares may be exercised at any time or times, from and including the date that is 24 months from the date of this Agreement to and including the Expiration Date;

1.3.3 Option Rights for up to an additional 20% of the Shares, may be exercised at any time or times, from and including the date that is 36 months from the date of this Agreement to including the Expiration Date;

1.3.4 Option Rights for up to an additional 20% of the Shares, may be exercised at any time or times, from and including the date that is 48 months from the date of this Agreement to including the Expiration Date; and

1.3.5 Option Rights for up to an additional 20% of the Shares, may be exercised at any time or times, from and including the date that is 60 months from the date of this Agreement to including the Expiration Date.

1.4 The minimum number of Shares with respect to which the Option Rights may be exercised is the lesser of 20 Shares or the total number of Shares with respect to when the Option Rights may be exercised during any given time period.

1.5 To exercise any of the Option Rights, the Employee must have remained in the employ of the Company or one of its affiliates continuously through the exercise date, except as otherwise provided in Section 3 below. The granting of the Option Rights shall impose no obligation on the Company or any of its affiliates to continue the employment of the Employee, and shall not lessen or affect the right of the Company or any affiliate that employs the Employee to terminate such employment or to change the duties, compensation, or other terms of employment of the Employee. Any Option Rights that are not exercised on or before the Expiration Date (as defined in Section 3 below) shall automatically terminate and become null and void.

2. Fractional Shares; Compliance with Laws. In no event shall the Company be required to issue fractional shares upon the exercise of any Option Rights granted under this Agreement. No Option Rights may be exercised, and the Company shall not be required to issue or deliver any certificate(s) for any of the Shares until there has been compliance with all then applicable requirements of law, including such registration or other proceedings under federal and state securities laws as may in the Company's opinion be necessary or appropriate.

3. Necessity of Employment When Option is Exercised. The Option Rights, to the extent they have not expired or been exercised, shall terminate and become null and void on the date that the Employee ceases, for any reason, to be an employee of the Company or one of its affiliates, and shall not be exercisable on or after such date, except that:

3.1 In the event of the termination of such employment for any reason other than the death or disability of the Employee, the Employee may, at any time within a period of one month after such termination of employment, exercise any or all of the Option Rights to the extent the Option Rights were exercisable under the provisions of Section 1 in this Agreement on the date of the termination of such employment.

3.2 In the event of the death of disability of the Employee while in the employ of the Company, the Employee, the personal representatives of the Employee or any person or persons who acquired any such Option Rights from the Employee by will or the applicable laws of descent and distribution may, at any time within a period of three months after the death or disability of the Employee, exercise any or all of the Option Rights to the extent the Option Rights were exercisable under the provisions of Section 1 within this Agreement on the date of the death or disability of the Employee.

In no event may any Option Rights be exercised by any person or entity after the date immediately preceding the 10th anniversary date of this Agreement, or the date on which the Option Rights terminate pursuant to this Section 3 or any other provision of this Agreement. Each such date is referred to in this Agreement as the Expiration Date. References throughout this Agreement to the Employee shall be deemed, where appropriate, to include any person entitled to exercise the Option Rights after the death of the Employee under the terms of
Section 3.1 or Section 3.2.

4. Nonassignability of Option Rights. The Option Rights: (1) shall, except as provided in Section 3 of this Agreement, be exercisable only by the Employee;
(2) shall not be transferred, assigned, pledged or hypothecated in any manner whatsoever, whether voluntarily, involuntarily or by operation of law; and (3) shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option Rights contrary to the provisions of this Agreement, the Option Rights shall immediately become null and void.

5. Adjustments. Appropriate proportionate adjustments shall be made by the Company in the number and class of Shares subject to the Option Rights and the exercise price of the Option Rights in the event that: (1) the common stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization; or (2) the outstanding number of shares of common stock of the Company is increased through payment of a stock dividend; provided, however, that the Company shall not be required to issue fractional Shares as a result of any such adjustment. If there is any other change in the number or kind of the outstanding shares of capital stock of the Company, or of any other security into which such stock shall have been changed or for which it shall have been exchanged, and if the Committee, in its sole discretion, determines that such change equitably requires any adjustment in the Option Rights granted under this Agreement, such adjustment shall be made in accordance with the determination of the Committee. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional sales of its capital stock or securities convertible into or exchangeable for shares of its capital stock. All adjustments shall be made in such a manner that will allow the Option Rights to continue to qualify under
Section 422A as "Incentive Stock Option" rights.

New option rights may be substituted for the Option Rights, or the Company's duties under this Agreement may be assumed by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation, or like occurrence, where the Company is involved, in such a manner that will allow the Option Rights to continue to qualify as "incentive stock option" rights under Section 422A and to the full extent permitted thereby. Notwithstanding the foregoing provisions of this Paragraph 5, in the event such employer corporation, or parent or subsidiary of such employer corporation, refuses to substitute new option rights for, and substantially equivalent to, the option rights, or to assume the Options Rights, as permitted by the Code, the Option Rights shall terminate and therefore become null and void: (1) upon the reorganization; dissolution or liquidation of the Company, or similar occurrence; or (2) upon any merger, consolidation, acquisition, or separation, or similar occurrence, if the Company is not the surviving corporation; provided, however, that the Employee shall have the right, immediately prior to or concurrently with such reorganization, dissolution, liquidation, merger, consolidation, acquisition, separation or similar occurrence, and upon at least 10 days' written notice thereof, to exercise any unexpired Option Rights granted under this Agreement to the extent the Option Rights are exercisable at the time of mailing of such notice, but subject, nevertheless, to the condition that no Option Rights granted under this Agreement may be exercised after the Expiration Date.

In the event that the Board of Directors, in its discretion, determines that it is in the best interests of the Company to offer its shares of capital stock to the public pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or pursuant to an exemption under such Act, the Secretary of the Company shall notify the Employee in writing of such determination. In that event, all outstanding Option Rights shall become null and void 30 days after such notice is mailed, but the Employee shall during such 30 day period, have the right to exercise any unexpired Option Rights granted to him or her under this Agreement to the extent such Option Rights are exercisable at the time of mailing of such notice, but in any event subject to the time limitations for exercise of the Option Rights provided in the Code.

6. Method of Exercise; Rights of Optionee in Stock. The Option Rights shall be exercisable upon delivery to the Company of an executed Investment Representation Letter attached hereto as Exhibit A, accompanied by payment in cash to the Company of the option exercise price as to the Shares being purchased. Neither the Employee nor his/her personal representatives, heirs, or legatees shall have any rights or privileges of a shareholder of the Company in respect to the Shares issuable upon the exercise of the Option Rights, unless and until certificate(s) representing such shares shall have been issued and delivered in accordance with the terms hereof.

7. Notices. Any notice to be given under the terms of this Agreement shall be mailed, telegraphed or delivered, and confirmed, to the Company, in care of its Secretary, at the principal office of the Company, and any notice to be given to the Employee shall be mailed, telegraphed or delivered, and confirmed, to him or her at the address given beneath his/her signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given 48 hours after the deposit in the United States mail, addressed as mentioned before, registered or certified and postage and registry or certification fee prepaid.

8. Date of Grant. The Option Rights shall be deemed to have been granted on the date when the Company executed this Agreement and notified the Employee of the granting of the Option Rights. Such date is within 10 years from the Effective Date as defined in the Plan.

9. Option Rights Governed by Plan and Internal Revenue Code. The provisions of the Plan shall be deemed to be incorporated in and to have been made a part of this Agreement, and shall be deemed to be controlling in the event that any of the provisions of this Agreement are inconsistent. This Agreement shall be deemed to include such other provisions not set forth in the Plan or herein, or inconsistent with any provisions set forth in the Plan or herein, as may be necessary to qualify the option granted under this Agreement as an "incentive stock option" under Section 422A.

10. Acquisition for Investment. By accepting this Stock Option Agreement, the Employee represents, covenants, and warrants for himself/herself, his/her personal representatives, heirs, and legatees that such stock Option Rights are being acquired with no view to any distribution and that, upon each issuance of Shares in accordance with this Agreement, the Employee, his personal representatives, heirs, or legatees receiving such Shares shall, if requested, represent in writing to the Company that such Shares are being acquired with no view to any distribution or shall make such other representations in writing to the Company, with respect to the further transfer of such Shares, as may be deemed by the Company to be necessary or appropriate under the applicable federal and state securities laws. The Company, at its sole discretion, may take all reasonable steps (including the affixing of an appropriate legend on certificates embodying such Shares) to assure itself against any resale or distribution not in compliance with federal or state securities laws.

11. Persons Bound.  Subject to the  provisions  against  assignment set forth in
Section 4 hereof, this Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, and the personal representatives, heirs, and legatees of the Employee.

12. Stock Restriction Agreement. By executing this Agreement, the Employee agrees to be bound by all the terms and conditions of the form of Stock Restriction Agreement of the Company that is in existence immediately prior to the date that any Option Rights are exercised, a copy of which shall be delivered to him prior to his exercise of the Option Rights. The Stock Restriction Agreement shall include provisions that: (1) prohibit the Employee from transferring any Shares to a third party without first offering the Shares to the Company and its other shareholders for purchase; and (2) grant the Company and its other shareholders options to purchase any or all of the Shares of an Employee who dies, becomes disabled or files for bankruptcy or whose employment with the Company is terminated.

The Company has caused this Agreement to be executed on its behalf by an officer of the Company, on the date set forth above, and the Employee has executed this Agreement on or as of such date, which date is the time of the granting of the Option Rights.

We have carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.

Employee:                                  CBQ,
Inc.

By                                         By

Name                                       Name

Executive Committee:

                                    Exhibit A

Investment Representation Letter(Month,  Day, Year)
To the Board of Directors of CBQ, Inc.

Gentlemen:

I am the holder of certain incentive stock options rights (the "Option Rights") granted to me pursuant to a certain Stock Option Agreement dated between CBQ, Inc. (the "Company") and me (the Agreement). Pursuant to Section 6 of the Agreement, the Company is hereby notified of my election to exercise my Options Rights to purchase shares of common stock of the Company (the Shares) at the price and on the terms provided for in the Agreement. A check in the amount of $ , representing the aggregate purchase price for the Shares is being delivered to you together with this letter.

In connection with the foregoing, I hereby make the following representations, warranties and covenants on which the Company is entitled to rely:

1. I have received a copy of the Reliance Technology 1999 Incentive Stock Option Plan adopted as of (Plan) and the Agreement, have read and understand the Plan and the Agreement and agree to be bound by their respective terms and conditions.

2. I am acquiring the Shares solely for my own account (and not directly or indirectly for the account of any other person whatsoever), for investment and not with a view to or for sale in connection with any distribution of the Shares.

3. I have either (1) a pre existing personal or business relationship with the Company or any one of its partners, officers, directors, or controlling persons, or (2) such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of acquiring the Shares.

4. I have had access to such information concerning the Company, including financial information, as I deem necessary to enable me to make an informed decision concerning my acquisition of the Shares.

5. I am aware that I must bear the economic risk of investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933 ("1933 Act") or any state securities act, and the Shares cannot be sold unless they are subsequently registered under the 1933 Act, applicable state securities acts, or exemptions from such registrations are available.

6. I am aware that the Shares are subject to restrictions on transfer imposed by the 1933 Act and applicable state securities acts, and that the Company shall place on the certificates representing the Shares legends setting forth such restrictions.

7. I confirm the terms of Section 12 of the Agreement that requires me to become a party to, and be bound by the terms and conditions of, a certain Stock Restriction Agreement to be entered into between the Company and me with respect to the Shares, a copy of which has been provided to me for my review.

8. I am a resident.


Very truly yours,

(Signature)

(Name and Address)

(SSN)